AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of October 5, 2010, by and between OptimizeRx Corporation, a Nevada corporation (the “Company”), Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands (“Vicis”), and Physicians Interactive Inc., a Delaware corporation (“PI”).

WHEREAS, in connection with the purchase by Vicis of shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series B Preferred Stock”) pursuant to the Securities Purchase Agreement, dated as of June 4, 2010, by and between the Company and Vicis (the “Series B Purchase Agreement”), the Company and Vicis entered into the Registration Rights Agreement, dated as of June 4, 2010 (the “Prior Agreement”).

WHEREAS, pursuant to the Securities Purchase Agreement, dated of even date herewith, between the Company and PI (the “Purchase Agreement”), PI has agreed to purchase from the Company a Warrant to Purchase Common Stock, a Contingent Warrant to Purchase Common Stock (together, the “PI Warrants”) and a Secured Promissory Note.

WHEREAS, PI’s obligation to consummate the transactions contemplated by the Purchase Agreement is conditioned upon the execution and delivery of this Agreement.

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company and Vicis each desire to amend and restate the Prior Agreement in its entirety to add PI as a party to this Agreement and make certain other changes with respect to the rights granted thereunder, as set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

“Affiliate(s)” has the meaning set forth in Rule 144.

“Additional Effectiveness Deadline” has the meaning set forth in Section 2(b) of this Agreement.

“Additional Filing Deadline” has the meaning set forth in Section 2(b) of this Agreement.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common shares of the Company, $0.001 par value per share.

“Company” has the meaning set forth in the preamble to this Agreement.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares.

“Effective Date” means the date that a Registration Statement filed pursuant to Section 2(a) or Section 2(b), as applicable, is first declared effective by the Commission.

“Effectiveness Deadline” means, as applicable, the Initial Effectiveness Deadline and any Additional Effectiveness Deadline.

“Effectiveness Period” has the meaning set forth in Section 2(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Filing Deadline” has the meaning set forth in Section 2(b) of this Agreement.

“Grace Period” has the meaning set forth in Section 4(g) of this Agreement.

“Holders” means those Persons designated as “Holders” on the signature pages hereof and their respective successors and assigns.

“Indemnified Party” has the meaning set forth in Section 6(c) of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 6(c) of this Agreement.

“Initial Effectiveness Deadline” has the meaning set forth in Section 2(a) of this Agreement.

“Initial Filing Deadline” has the meaning set forth in Section 2(a) of this Agreement.

“Losses” has the meaning set forth in Section 6(a) of this Agreement.

“Person” means any individual, partnership, corporation, limited liability company, incorporated or unincorporated association, trust, joint venture, unincorporated organization, joint stock company, governmental unit or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 3(a) of this Agreement.

“Piggyback Registration” has the meaning set forth in Section 3(a) of this Agreement.

“PI Warrants” has the meaning set forth in the Recitals.

“Preferred Shares” means shares of the Series B Preferred Stock held by a Holder.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the Shares (as hereinafter defined); and (ii) shares of Common Stock issued as dividends on the Series B Preferred Stock or the Shares.

“Registration Statement” means collectively: (i) the initial registration statement which is required to register the resale of the Registrable Securities pursuant to Section 2(a), and (ii) each additional registration statement, if any, contemplated by Section 2(b), and including, in each case, the Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Series B Preferred Stock” has the meaning set forth in the Recitals.

“Series B Warrant” means the Series B Warrants to purchase shares of Common Stock issued to Vicis pursuant to the Series B Purchase Agreement.

“Shares” means the Conversion Shares and the Warrant Shares.

“Unregistered Registrable Securities” has the meaning set forth in Section 2(b) of this Agreement.

“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means the Series B Warrant and the PI Warrants.

2.           Demand Registration Rights.

(a) Initial Filing & Effectiveness Deadlines.

(i) If, at any time and from time to time after the effectiveness of this Agreement, any Holder or group of Holders shall deliver a written request to the Company (a “Registration Request”) containing the matters set forth in the next following sentence, the Company shall within 30 days of receiving such request file with the Commission (an “Initial Filing Deadline”) a Registration Statement for an offering on a continuous or delayed basis pursuant to Rule 415 covering the resale of Registrable Securities held by the requesting Holder or Holders; provided that any such Registration Request which relates solely to the registration of Conversion Shares shall require the written request of a Holder or group of Holders owning at least 75% of the Registrable Securities (including all Registrable Securities underlying the Preferred Shares and the Warrants). Each Registration Request shall certify the following (i) the number of Registrable Securities held by the Holder making such Registration Request; and (ii) if less than all, the number of Registrable Securities of the requesting Holder to be covered by the Registration Statement. The requesting Holder shall give notice to the other Holders of its Registration Request at the same time as the requesting Holder delivers the request to the Company; and the other Holders shall have the right to include any or all of their Registrable Securities on such Registration Statement if it or they provide the Company with the necessary information regarding such Holder and the applicable Registrable Securities to be included in the Registration Statement within 10 Business Days of such request, subject to Section 2(c). Subject to the agreement of the Holders registering Registrable Securities, the Company shall also have the right to include any of its securities on such Registration Statement, subject to Section 2(c).

(ii) The Company shall use its best efforts to cause any Registration Statement filed in response to a request pursuant to Section 2(a)(i) to be declared effective under the Securities Act as soon as possible but, in any event, no later than the earlier of:

(A) 180 days after the Initial Filing Deadline, and

(B) the twentieth Business Day following the date on which the Company is notified by the Commission that the Registration Statement filed pursuant to Section 2(a)(i) will not be reviewed or is no longer subject to further review and comments (an “Initial Effectiveness Deadline”), and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earliest of:

(i) the date when all Registrable Securities covered by the Registration Statement have been sold;

(ii) the date when all Registrable Securities have been sold pursuant to Rule 144;

(iii) the date when all Registrable Securities covered by the Registration Statement may be sold without restriction pursuant to Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, upon receipt by the Holders of a notice from the Company stating that the Company will deliver certificates without restrictive legends upon surrender by the Holders of the existing certificates along with appropriate seller’s and broker’s representation letters;

(iv) the date two years after the date that the Registration Statement is declared effective by the Commission; or

(v) the date when all Registrable Securities cease to be outstanding (together, the “Effectiveness Period”).

(b) Possible Subsequent Registration. If the Commission does not permit all of the Registrable Securities to be included in the Registration Statement initially filed pursuant to Section 2(a)(i) as a result of the Commission’s application of Rule 415, then the Company shall prepare and file as soon as possible after the date on which the Commission indicates as being the first date or time that such filing may be made (which shall be the later of sixty (60) days following the sale of substantially all of the Registrable Securities included in such initial Registration Statement or six months following the Effective Date of such initial Registration Statement), but in any event by the 10th Business Day following such date or, in the event the Commission does not so indicate, no later than six months after the Effective Date of the Registration Statement filed pursuant to Section 2(a)(i) (an “Additional Filing Deadline” and, together with an Initial Filing Deadline, a “Filing Deadline”), an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous or delayed basis pursuant to Rule 415. The Company shall use its best efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than 90 days following the date on which the Company becomes aware that such Registration Statement is required to be filed under this Agreement (an “Additional Effectiveness Deadline” for such Registration Statement), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act during the Effectiveness Period. To the extent the staff of the Commission does not permit all of the Registrable Securities that have not yet been covered on an effective Registration Statement (the “Unregistered Registrable Securities”) to be registered on such additional Registration Statement, the Company shall file one or more additional Registration Statements successively trying to register on each such successive Registration Statement the maximum number of Unregistered Registrable Securities permitted by the Commission until all of the Registrable Securities have been registered with the Commission, subject to any subsequent Filing Deadline and subsequent Effectiveness Deadline and in accordance with the agreements of the Company contained in this Section 2(b). In the event that on the filing date of the applicable additional Registration Statement, the Company’s financial statements would be “stale” (more than 135 days old), the Company shall have ten (10) days from the date that the applicable financial statements are filed with the Commission as part of a 10-K or 10-Q filing to file such additional Registration Statement.

(c) Allocation of Registrable Securities in Registration Statement. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Holders (based on the number of Registrable Securities held by each Holder), and any securities of the Company to be included in such Registration Statement at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is filed with the Commission. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any Registrable Securities included in a Registration Statement which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Holders, pro rata based on the number of Registrable Securities then held by such Holders which are covered by such Registration Statement.

(d) Holder Cooperation. Each Holder hereby agrees:

(i) to cooperate with the reasonable requests of Company in connection with the preparation and filing of any Registration Statement hereunder by providing the Company with information regarding such Holder which was requested by the Company in writing in order to effect the registration of such Holder’s Registrable Securities, including if requested, a statement as to (i) the identity of the beneficial owner of the Registrable Securities, (ii) the number of Registrable Securities beneficially owned by such Holder and any Affiliate thereof and (iii) the intended method of distribution of such Registrable Securities included in such Registration Statement, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement; and

(ii) upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(h)(iii) such Holder will discontinue disposition of such Registrable Securities under the Registration Statement until such Holders’ receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed.

3. Piggyback Registration Rights.

(a) Right to Piggyback. If at any time, and from time to time, the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity or equity-linked securities of the Company (other than a registration statement (i) on Form S-4, Form S-8 or in each case any successor forms thereto, (ii) in respect of a dividend reinvestment or similar plan for shareholders of the Company or (iii) filed in connection with an offering made solely to existing shareholders or employees of the Company), whether or not for its own account, then the Company will give written notice (the “Piggyback Notice”) of such proposed filing to the Holders at least 30 days before the anticipated filing date. Such notice will offer the Holders the opportunity to register such amount of Registrable Securities as each Holder may request on the same terms and conditions as the proposed registration that gave rise to the Piggyback Notice (a “Piggyback Registration”). The Company will include in each Piggyback Registration all Registrable Securities for which the Company has received written requests from Holders for inclusion within ten Business Days after delivery of the Piggyback Notice, subject to Section 3(b).

(b) Priority on Piggyback Registrations. If the Piggyback Registration is an Underwritten Offering, the Company will cause the managing underwriter of that proposed offering to permit the Holders that have requested Registrable Securities to be included in the Piggyback Registration to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any other applicable selling securityholder. The right of any Holder to participate in any such Underwritten Offering shall be conditioned on such Holder’s entering into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advises the Company and the selling Holders in writing that, in its good faith determination, the total amount of securities that the Company and the Holders propose to include in such offering is such as to materially and adversely affect the success of such Underwritten Offering or that if the managing underwriter of an Underwritten Offering under this Section 3(b) advises the Company and such Holders in writing that the total number of shares requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering or that the success or pricing of the offering would be materially and adversely affected by the inclusion of all of the shares of Common Stock requested to be included, then:

(i) if such Piggyback Registration is a primary registration by the Company for its own account, the Company will include in such Piggyback Registration in the following order of priority: (A) first, the full amount of securities proposed to be offered by the Company; (B) second, up to the full amount of securities requested to be included in such Piggyback Registration by the Holders making such Piggyback Request, allocated pro rata among such Holders, on the basis of the amount of securities requested to be included therein by each such Holder; and (C) third, any other securities requested to be included in such registration so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the opinion of such managing underwriter, can be sold without materially and adversely affecting the success of such Underwritten Offering; and

(ii) if such Piggyback Registration is an underwritten secondary registration for the account of holders of securities of the Company, the Company will include in such registration, in the following order of priority: (A) first, the full amount of securities proposed to be included in the registration pursuant to arrangements entered into or proposed to be entered into among the Company and the holders of securities of the Company for whose account such underwritten secondary registration is being undertaken; (B) second, up to the full amount of securities requested to be included in such Piggyback Registration by the Holders making such Piggyback Request, allocated pro rata among such Holders, on the basis of the amount of securities requested to be included therein by each such Holder; and (C) third, any other securities requested to be included in such registration so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the written opinion of such managing underwriter, can be sold without materially and adversely affecting the success of such Underwritten Offering.

(iii) If so requested (pursuant to a timely written notice) by the managing underwriter in any Underwritten Offering, the Holders participating in such Underwritten Offering will agree not to effect any public sale or distribution (or any other type of sale, offer, disposition or other transaction as the managing underwriter determines is necessary in order to effect the Underwritten Offering) of any Common Stock or similar securities, including a sale pursuant to Rule 144 (but excluding any Registrable Securities included in such Underwritten Offering), during the 10 days prior to, and during (A) for an initial public offering of Common Shares or other similar securities of the Company, 180 days and (B) for a secondary offering of Common Shares or other similar securities of the Company, 90 days, in each case (or such additional period as the managing underwriter determines is necessary in order to effect the Underwritten Offering), following, the pricing date of such Underwritten Offering (or such longer period as may be required by the applicable underwriting agreement). In the event of such a request, the Company may impose, during such period, appropriate stop-transfer instructions with respect to the Common Stock or similar securities subject to such restrictions.

(c) Withdrawal of Piggyback Registration.

(i) If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with the Piggyback Registration, the Company determines for any reason to delay or not to register the Piggyback Registration, the Company may, at its election, give written notice of its determination to all Holders, and (A) in the case of a determination not to register, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned Piggyback Registration, without prejudice, and (B) in the case of a determination to delay the Piggyback Registration, will be permitted to delay the registration for the same period.

(ii) Any Holder of Registrable Securities requesting to be included in a Piggyback Registration may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw from that registration, provided, however, (A) the Holder’s request must be made in writing, in the case of an Underwritten Offering, at least five Business Days prior to the anticipated effective date of the applicable Registration Statement, or if the registration is not an Underwritten Offering, at least five Business Days prior to the anticipated filing date of the applicable Registration Statement covering the Piggyback Registration, and (B) the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that Piggyback Registration.

(iii) The Company shall be deemed to have satisfied its obligations with respect to any Piggyback Registration to any Holder under this Section 3 notwithstanding an election to withdraw under this Section 3(c).

4. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Registration Statement Form. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities covered by this Agreement, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(b) Rule 424 Prospectus Filing. By 9:30 am, New York City time, on the Business Day following the applicable Effective Date and immediately following the preparation of a supplement to a Prospectus, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the applicable, final Prospectus to be used in connection with resales pursuant to such Registration Statement.

(c) Holder Review of Filings. Not less than ten Business Days prior to the proposed filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to the Holders complete drafts of all such documents proposed to be filed, and shall use its best efforts to reflect in each such document such comments as the Holders shall propose. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto prior to correcting information in such documents regarding a Holder to which such Holder shall object in good faith. Each Registration Statement, as of the applicable Filing Date, the applicable Effective Date and each day thereafter during which such Registration Statement remains effective (including all amendments or supplements thereto, as of their respective filing and effective dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus contained in such Registration Statement, as of its filing date and each day thereafter during which such Registration Statement remains effective (including all amendments and supplements thereto, as of their respective filing dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Holder Requests for Inclusion of Information in Registration Statements & Prospectuses. If requested by a Holder, the Company shall (i) as soon as possible, incorporate in a prospectus supplement or post-effective amendment such information as a Holder requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as possible, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment, except that the Company shall not be obligated to make any filings with FINRA’s Corporate Finance Department; and (iii) as soon as possible, supplement or make amendments to any Registration Statement if requested by a Holder holding any Registrable Securities.

(e) Requirement to File Amendments and Supplements; Securities Law Compliance. The Company shall (i) prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities if not otherwise covered by another Registration Statement; (ii) cause each Registration Statement and the related Prospectus to be amended or supplemented by any post-effective amendment and any required prospectus supplement or issuer “free writing prospectus” (as defined by Rule 405 promulgated by the Commission pursuant to the Securities Act) as soon as possible so that such Registration Statement and Prospectus do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, including upon the occurrence of any event contemplated by Section 4(h) or following a Grace Period contemplated by Section 4(g) that would require the filing of an amendment or supplement to any Registration Statement or Prospectus to the extent that such Registration Statement or Prospectus would not then contain a material misstatement or omission; (iii) respond as promptly as possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as selling shareholders but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to any Registration Statement filed with the Commission and the disposition of all Registrable Securities covered by each such Registration Statement.

(f) Avoidance of Stop Orders, etc. Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(g) Grace Periods. Notwithstanding anything to the contrary herein, at any time after the Effective Date of a Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at such time is not, in the good faith opinion of the board of directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required to be disclosed pursuant to the Securities Act or the Exchange Act for a period of time not to exceed an aggregate of 60 days in any 12 month period (any such period, a “Grace Period”); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material, non-public information giving rise to a Grace Period, provided that in each notice the Company will not disclose the content of such material, non-public information to the Holders and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice.

(h) Notices to Holders. Notify the Holders as promptly as possible of the following:

(i) (A) when a Registration Statement, Prospectus, any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a review of such Registration Statement by the staff of the Commission and whenever the Commission comments in writing on such Registration Statement, the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as selling shareholders or to the Plan of Distribution section of the Prospectus, but not information which the Company believes would constitute material and non-public information; and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as selling shareholders or the Plan of Distribution section of the Prospectus; and

(iii) (A) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, including pursuant to Section 8A of the Securities Act; (B) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; or (C) of the occurrence of any event or passage of time (including due to the existence of a Grace Period) that makes (I) the financial statements included in a Registration Statement ineligible for inclusion therein or stale under Regulation S-X or (II) the Registration Statement, as of the applicable Filing Date, the applicable Effective Date and each day thereafter during which such Registration Statement remains effective (including all amendments or supplements thereto, as of their respective filing and effective dates and each day thereafter), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus contained in such Registration Statement, as of its filing date and each day thereafter during which such Registration Statement remains effective (including all amendments and supplements thereto, as of their respective filing dates and each day thereafter), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Delivery of Copies to Holders.

(i) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the EDGAR system.

(ii) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(j) Blue Sky. Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities, Blue Sky or other laws of such jurisdictions or governmental authorities or agencies within or outside the United States as any Holder may in writing request, and to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax or other material expense in any such jurisdiction where it is not then so subject.

(k) Certificates. Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(l) Notices to Transfer Agent, Etc. Within ten Business Days after a Registration Statement which covers Registrable Securities is declared effective by the Commission, or the Registrable Securities of such Holder are otherwise freely transferable pursuant to Rule 144, the Company shall deliver to the transfer agent for such Registrable Securities confirmation. The Company shall cause its transfer agent to deliver unlegended shares of Common Stock or Registrable Securities, as the case may be, to a transferee of a Holder in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale and the Company has delivered the confirmation.

(m) Exchange Act Filings. The Company shall timely file with the Commission (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

5. Registration Expenses.

All fees and expenses incident to the Company’s performance of its obligations under this Agreement (excluding any underwriting discounts selling commissions and share transfer taxes) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation and whether or not this Agreement is terminated, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to (A) applications and filings required to be made with the trading market, if any, on which the Common Stock is then listed for trading, and (B) compliance with applicable state or non-U.S. securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by any of the Holders included in the Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, and (v) fees and expenses of all other Persons or firms retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.

6. Indemnification.

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, managers, partners, members, shareholders, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any violation of securities laws or untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder or such other Indemnified Party furnished in writing to the Company by such Holder expressly for use therein, or (ii) such Holder’s enforcement of the indemnification rights provided for in this Section 5(a).  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders.  Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review or a judgment not appealed in the requisite time period), as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus.  Notwithstanding anything to the contrary contained herein, each Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(c) Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

     All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 6(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 6 are in addition to any other liability that the Indemnifying Parties may have to the Indemnified Parties.

7. Miscellaneous.

(a) Remedies.  In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, the nonbreaching parties, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of their rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Inconsistent Agreements.  Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Except as disclosed in the Schedules to the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person.  Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then-outstanding Series B Preferred Stock and PI, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement; provided that no such written consent shall be required with respect to the inclusion as Registrable Securities hereunder the Conversion Shares underlying the up to 15 shares of Series B Preferred Stock that may be sold to Vicis pursuant to Section 1.3(b) of the Series B Purchase Agreement.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 75% of the Registrable Securities outstanding (including all Registrable Securities underlying the Preferred Shares and the Warrants); provided, that this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of any Holder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the other Holders, without also the written consent of the such Holder.

(d) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	OptimizeRx Corporation 407 Sixth Street Rochester, MI 48307 Attention: H. David Lester Phone: (248) 651-6558 Fax: (248) 651-6748
with copies (which shall not constitute notice) to:	Howard & Howard Attorneys PLLC 450 West Fourth Street Royal Oak, Michigan 48067 Attention: Joseph J. DeVito Tel No.: (248) 723-0323 Fax No.: (248) 645-1568

If to Vicis:	Vicis Capital Master Fund 445 Park Avenue, Suite 1901 New York, New York 10022 Attention: Shad Stastney Tel No.: (212) 909-4600 Fax No.: (212) 909-4601

with copies (which shall not constitute notice) to:	Quarles & Brady LLP 411 East Wisconsin Avenue, Suite 2040 Milwaukee, Wisconsin 53202 Attention: Hoyt R. Stastney Tel No.: (414) 277-5143 Fax No.: (414) 978-8968

If to PI:	Physicians Interactive Inc. 100 Locke Drive Marlborough, MA 01752 Attention: Tel No.: Fax No.:

with copies (which shall not constitute notice) to:	Arnold & Porter LLP 1600 Tysons Boulevard Suite 900 McLean, VA 22102 Attention: Robert Ott, Esq. Tel No.: (703) 720-7005 Fax No.: (703) 720-7399

Any party hereto may from time to time change its address for notices by giving at least ten days written notice of such changed address to the other party hereto.

(e) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns.  The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder.  Vicis and PI may assign their respective rights hereunder in the manner and to the Persons as permitted under the Series B Purchase Agreement and Purchase Agreement, respectively.

(f) Assignment of Registration Rights.  The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any Person that is a transferee or assignee of all or a portion of the Preferred Shares, the Warrants or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Series B Purchase Agreement, in the case of Vicis, or the Purchase Agreement, in the case of PI, and in the case of both Vicis and PI, with that Securityholders Agreement, dated as of October 5, 2010, by and among PI, Vicis and the Company.  The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

(g) Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h) Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.  The Company and the Holders agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in the state of New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The Company and the Holders irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and the Holders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7(k) shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The Company agrees to pay all costs and expenses of enforcement of the Series B Purchase Agreement and Purchase Agreement, and all agreements, documents and instruments executed and/or delivered in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses.  The parties hereby waive all rights to a trial by jury.

(i) Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities and/or because of any right of such Holder to elect, designate or appoint a member or members to the Company’s board of directors) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(m) Amendment and Restatement of Prior Agreement.  This Agreement amends and restates in its entirety the Prior Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

OPTIMIZERx CORPORATION

By: /s/ H. David Lester
Name:  H. David Lester
Title:   Chief Executive Officer

HOLDERS:

VICIS CAPITAL MASTER FUND,
a sub-trust of Vicis Capital Series Master Trust
   By: Vicis Capital LLC

By:_____________________________________
Name:
Title:

PHYSICIANS INTERATIVE INC.

By:_____________________________________
Name:
Title: